Exhibit 99.1

Earthstone Announces Closing of the Novo Acquisition

Expands Operations in Highly Economic Northern Delaware Basin Area

The Woodlands, Texas, August 15, 2023 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”), today announced the closing of the acquisition of the northern Delaware Basin assets of Novo Oil & Gas Holdings, LLC (“Novo”).

Concurrent with the closing of the Novo acquisition, the Company also announced the effectiveness of an amendment to the Company’s senior secured credit facility, which increases the elected borrowing base commitments from $1.45 billion to $1.75 billion and increases the borrowing base from $1.65 billion to $2.0 billion.

Management Comments

Robert J. Anderson, President and Chief Executive Officer of Earthstone, stated, “We are excited to incorporate Novo’s assets into Earthstone’s premier northern Delaware position. A key piece of our strategy has been to grow our northern Delaware Basin footprint. In February of 2022, we acquired the assets of Chisholm and then added to that position with the acquisition of Titus last August. Adding the Novo assets further shifts our focus on the prolific northern Delaware Basin. We expect most of our capital activity to be dedicated to this area in the future, with four of our five rigs focused on the northern Delaware Basin.”

Mr. Anderson continued, “Novo significantly enhances our scale and operational synergies with Earthstone’s estimated production profile for the fourth quarter to be over 130,000 Boepd. Novo will add over 200 high-return, de-risked low breakeven drilling locations, deepening our inventory and increasing our inventory life to 13 years. This production level propels us to be one of the top producers in the Permian SMID-Cap E&P group. We expect this transaction to meaningfully increase our 2024 EBITDAX but, more importantly, we expect to increase 2024 Free Cash Flow by more than 60%.”

About Earthstone

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in acquisitions and the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of west Texas and New Mexico. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to successfully integrate recent acquisitions, including the acquisition of Novo Oil & Gas Holdings, LLC (“Novo Acquisition”); risks relating to any unforeseen liabilities related to the Novo Acquisition; and other risks and uncertainties described in Earthstone’s annual report on Form 10-K for the year ended December 31, 2022, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Clay Jeansonne
Investor Relations
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
713-379-3080
cjeansonne@earthstoneenergy.com